SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported) September 4, 1995



                       Montgomery Ward Holding Corp.
          (Exact name of registrant as specified in its charter)



          Delaware                  0-17540             36-3571585
(State or other jurisdiction (Commission File Number) (IRS Employer
      of incorporation)                               Identification
                                                          Number)



       Montgomery Ward Plaza, Chicago, Illinois     60671
       (Address of principal executive offices)  (Zip Code)


    Registrant's telephone number, including area code:  (312) 467-2000


       (Former name or former address, if changed since last report)


                          Exhibit Index at Page 4
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Item 5.  Other Information

    On September 4, 1995, Montgomery Ward Holding Corp. (the "Company") entered into a letter of intent with Levitz Furniture Incorporated ("Levitz") with respect to the acquisition by the Company or Montgomery Ward & Co., Incorporated, a wholly-owned subsidiary of the Company ("Montgomery Ward", and collectively with the Company, "MW") of shares of newly issued common stock, $0.01 par value, of Levitz, and the receipt of warrants to purchase additional shares of common stock of Levitz, each as herein described. The proposed transaction is subject to negotiation, the approval of each of the Company's and Montgomery Ward's Boards of Directors, Levitz's Board of Directors and shareholders, receipt of regulatory approvals, completion of due diligence and completion of definitive documentation. There can be no assurance that such conditions will be satisfied. Under the proposed Agreement, MW will purchase 7,222,222 unregistered shares of common stock of Levitz (the "Shares") at $9.00 per share, which represents approximately 19.6% of the issued and outstanding shares of common stock of Levitz, and will receive warrants to purchase an additional 13.6 million shares of common stock of Levitz. In the event of the exercise of all warrants, MW will own approximately 42% of the outstanding shares of common stock of Levitz.

    On September 5, 1995, MW and Levitz jointly issued a press release (the "Press Release") with respect to the foregoing.

    The Press Release is attached as Exhibit 1 hereto, and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such Exhibit.

Item 6.  Exhibit

    1.   Press Release issued jointly by Montgomery Ward & Co.,
         Incorporated and Levitz Furniture Incorporated, on September 5,
         1995.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the issuer has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MONTGOMERY WARD HOLDING CORP.

September 13, 1995
                                  By:  /s/ John L. Workman
                                           John L. Workman
                                       Executive Vice President,
                                       Chief Financial Officer
                                       and Assistant Secretary

                               EXHIBIT INDEX



Exhibit No.        Description                                     Page No.

1.            Press Release issued jointly by Montgomery
              Ward & Co., Incorporated and Levitz
              Furniture Incorporated on September 5,
              1995.